Exhibit 3(i)-c
            Certificate of Amendment to Certificate of Incorporation

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDIQUIK SERVICES, INC.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

      The undersigned, Grant Gables, being the President of MediQuik Services, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

      1. The name of the Company is MediQuik Services, Inc.

      2. The Board of Directors of the Company, by action taken at a meeting on July 10, 2000, unanimously adopted a resolution proposing and declaring advisable the amendments to Articles V and XII of the Certificate of Incorporation of the Company described below.

      3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of the Board of Directors of the Company.

      4. By written action of more than a majority of the stockholders of the Company entitled to vote, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of this Certificate of Amendment.

      5. The amendments of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

      6. The Certificate of Incorporation of the Company is hereby amended by:

            (a) deleting in its entirety the current third full paragraph of
      Article V of the Company's Certificate of Incorporation and replacing it with the following:

                  "The aggregate number of shares of all classes of capital
            stock which the Corporation has authority to issue is 51,000,000 of which 50,000,000 are to be shares of common stock, $.00l par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance."

      ; and

      (b) deleting the entirety of Article Twelfth of the Certificate of Incorporation of the Company and replacing it with the following:

"Article XII

[Deleted.]"

      IN WITNESS WHEREOF, the undersigned, being the duly appointed and acting President, of the Company, has hereunder subscribed his name to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 30th day of August 2000.

                                        MEDIQUIK SERVICES, INC.


                                        By: /s/ Grant Gables
                                            --------------------------------
                                        Name: Grant Gables
                                              ------------------------------
                                        Title: Presidents
                                               -----------------------------